SECOND AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

PRINCIPAL REAL ESTATE INCOME FUND

TABLE OF CONTENTS

ARTICLE I

The Trust
1.1	Name	1
1.2	Definitions	1
1.3	Purpose and Powers of Trust	2

ARTICLE II

Trustees
2.1	Number and Qualification	2
2.2	Term and Election	2
2.3	Resignation and Removal	3
2.4	Vacancies	3
2.5	Meetings	3
2.6	Officers	4

ARTICLE III

Powers and Duties of Trustees
3.1	General	4
3.2	Investments	4
3.3	Legal Title	4
3.4	Issuance and Repurchase of Shares	5
3.5	Borrow Money or Utilize Leverage	5
3.6	Collection and Payment	5
3.7	Expenses	5
3.8	By-Laws	5
3.9	Officers and Agents	5
3.10	Miscellaneous Powers	5
3.11	Delegation; Committees	6
3.12	Further Powers	6

ARTICLE IV

Limitations of Liability and Indemnification
4.1	No Personal Liability of Shareholders, Trustees, etc.	6
4.2	Mandatory Indemnification	7
4.3	No Duty of Investigation; Notice in Trust Instruments, etc.	8
4.4	Reliance on Experts, etc.	8

ARTICLE V

Shares of Beneficial Interest
5.1	Beneficial Interest	8

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5.2	Classes and Series	8
5.3	Issuance of Shares	9
5.4	Rights of Shareholders	9
5.5	Trust Only	9
5.6	Register of Shares	9
5.7	Transfer Agent and Registrar	9
5.8	Transfer of Shares	9
5.9	Notices	10
5.10	Net Asset Value	10
5.11	Distributions to Shareholders	10

ARTICLE VI

Shareholders
6.1	Meetings of Shareholders	10
6.2	Voting	10
6.3	Notice of Meeting, Shareholder Proposals and Record Date	11
6.4	Quorum and Required Vote	11
6.5	Proxies, etc.	12
6.6	Reports	12
6.7	Shareholder Action by Written Consent	12

ARTICLE VII

Duration: Termination of Trust; Amendment; Mergers, Etc.
7.1	Duration	12
7.2	Termination	12
7.3	Amendment Procedure	13
7.4	Merger, Consolidation and Sale of Assets	13
7.5	Redemption; Conversion	14
7.6	Certain Transactions	14

ARTICLE VIII

Miscellaneous
8.1	References; Headings; Counterparts	15
8.2	Filing	15
8.3	Resident Agent	15
8.4	Governing Law	15
8.5	Counterparts	15
8.6	Reliance by Third Parties	15
8.7	Provisions in Conflict with Law or Regulation	15

SECOND AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made as of the 11th day of March, 2021, by the Trustees hereunder, and by the holders of shares of beneficial interest issued hereunder as hereinafter provided.

WHEREAS, this Trust, created by the Certificate of Trust filed with the Secretary of State of the State of Delaware on August 31, 2012, and Amended on September 7, 2012 and March 15, 2013, shall constitute a statutory trust under the Delaware Statutory Trust Act and this Agreement and Declaration of Trust shall constitute the governing instrument of such statutory trust;

WHEREAS, this Trust has been formed to carry on business as set forth more particularly hereinafter;

WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest all in accordance with the provisions hereinafter set forth;

WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions of the Delaware Statutory Trust Act, as amended from time to time, and the provisions hereinafter set forth; and

WHEREAS, the Trustees party hereto desire to amend and restate in its entirety the Amended and Restated Declaration and intend that this Declaration shall constitute the governing instrument of the Trust.

NOW, THEREFORE, the Trustees hereby (i) declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth and (ii) amend and restate the Amended and Restated Declaration in its entirety.

ARTICLE I

The Trust

1.1 Name. This Trust shall be known as “Principal Real Estate Income Fund” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

1.2 Definitions. As used in this Declaration, the following terms shall have the following meanings:

The terms “Affiliated Person,” “Assignment,” “Commission,” “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act.

“Amended and Restated Declaration” shall mean the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of May 10, 2013.

“By-Laws” shall mean the By-Laws of the Trust as amended from time to time by the Trustees.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Declaration” shall mean this Second Amended and Restated Agreement and Declaration of Trust, as amended and restated from time to time, including by way of any classifying or reclassifying Shares of any class or any series of any such class or determining any designations, powers, preferences, voting, conversion and other rights, limitations, qualifications and terms and conditions thereof.

“Delaware General Corporation Law” means the Delaware General Corporation Law, 8 Del. C. § 101 et seq.

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“Delaware Statutory Trust Act” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. section 3801, et. seq., as such Act may be amended from time to time.

“Majority Shareholder Vote” shall mean a vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of the Trust or the applicable class or classes or series or series of such voting securities.

“Person” shall mean and include natural persons, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Prospectus” shall mean the currently effective Prospectus of the Trust, if any, under the 1933 Act.

“Shareholders” shall mean as of any particular time the holders of record of outstanding Shares of the Trust at such time.

“Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. All references to Shares shall be deemed to be Shares of any or all or series thereof as the context may require.

“Trust” shall mean the trust established by this Declaration, as amended from time to time, inclusive of each such amendment.

“Trustees” shall mean the signatory to this Declaration, so long as he/she shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.

“Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

The “1933 Act” refers to the Securities Act of 1933 and the rules and regulations promulgated thereunder and exemptions therefrom covering the Trust and its affiliated persons, as amended from time to time.

The “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

1.3 Purpose and Powers of Trust. The Trust is established for the purpose of engaging in any activity not prohibited by Delaware law and shall have the power to engage in any such activity and in any activity incidental or related to any such activity.

ARTICLE II

Trustees

2.1 Number and Qualification. Prior to a public offering of Shares, there may be a sole Trustee and thereafter the number of Trustees shall be such number, not less than three or more than fifteen, as shall be set forth in a written instrument signed or adopted by a majority of the Trustees then in office. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. An individual nominated as a Trustee shall be at least 21 years of age and not older than such age as shall be set forth in a written instrument signed or adopted by not less than two-thirds of the Trustees then in office and shall not be under legal disability. Trustees need not own Shares and may succeed themselves in office.

2.2 Term and Election. The Board of Trustees shall be divided into three classes. Within the limits specified in Section 2.1, the number of the Trustees in each class shall be determined by resolution of the Board of Trustees. The initial term of office of the first class shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof. The initial term of office of the second class shall expire on the date of the second annual meeting of Shareholders or special meeting in lieu thereof. The initial term of office of the third class shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof. Upon expiration of the initial term of office of each class as set forth above and the expiration of each subsequent term of office of such class, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office expire. The Trustees shall be elected at an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose, except as provided in Section 2.4 of this Article, and each Trustee elected shall hold office until his or her successor shall have been elected and shall have qualified, except as provided in Section 2.3. In the case of a failure to elect Trustees at a meeting of Shareholders, each incumbent Trustee shall hold-over as Trustee until he or she sooner dies, resigns, retires, or is disqualified or removed from office or until the election at an annual meeting of Shareholders or special meeting in lieu thereof and qualification of his or her successor.

2.3 Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) for cause at any time by written instrument, signed by two-thirds of the remaining Trustees, specifying the date when such removal shall become effective. “Cause” for these purposes shall require willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Trustee. Any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) without cause at any time by a written instrument, signed or adopted by two-thirds of the remaining Trustees or by vote of Shares having not less than two-thirds of the aggregate number of Shares entitled to vote in the election of such Trustee, specifying the date when such removal shall become effective. Upon the resignation or removal of a Trustee, or such persons otherwise ceasing to be a Trustee, such persons shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

2.4 Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed or adopted by a majority of the Trustees then in office or by election by the Shareholders, or may leave such vacancy unfilled or may reduce the number of Trustees (provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof). Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office or by election by the Shareholders. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

2.5 Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be mailed not less than 48 hours before the meeting or otherwise actually delivered orally or in writing not less than 24 hours before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees or such other proportion as shall be specified herein for action at a meeting at which all Trustees then in office are present.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members or such other proportion as shall be specified herein for action at a meeting at which all committee members are present.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting except as otherwise provided by the 1940 Act.

2.6 Officers. The Trustees shall elect a President, a Secretary and a Treasurer and may elect a Chairman who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such other titles and powers as the Trustees may deem to be advisable. A Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Trustee.

ARTICLE III

Powers and Duties of Trustees

3.1 General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees shall have power to engage in any activity not prohibited by Delaware law. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The powers of the Trustees may be exercised without order of or resort to any court. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties or powers hereunder.

3.2 Investments. The Trustees shall have power to:

(a) manage, conduct, operate and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations; (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

3.3 Legal Title. Legal title to all the Trust Property shall be vested in the Trust as a separate legal entity except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

3.4 Issuance and Repurchase of Shares. Subject to the provisions of this Declaration and applicable law, the Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Delaware governing statutory trusts.

3.5 Borrow Money or Utilize Leverage. The Trustees shall have the power to borrow money or otherwise obtain credit or utilize leverage in connection with the activities of the Trust to the maximum extent permitted by law, regulation or order and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

3.6 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

Except to the extent required by Section 3816 of the Delaware Statutory Trust Act, the Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders.

3.7 Expenses. The Trustees shall have power to incur and pay out of the assets or income of the Trust any expenses which in the opinion of the Trustees are necessary or appropriate to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, shareholder servicing or similar agent, a pro rata amount as defined from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

3.8 By-Laws. The Trustees may adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Trust. Such By-Laws shall be binding on the Trust and the Shareholders unless inconsistent with the provisions of this Declaration. The Shareholders shall not have authority to adopt or amend By-Laws.

3.9 Officers and Agents. The Trustees may elect and remove such officers and appoint and terminate such agents as they deem appropriate, in accordance with this Declaration and the By-Laws.

3.10 Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust, including investment advisors, administrators, custodians, transfer agents, shareholder services providers, accountants, counsel, brokers, dealers and others; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by applicable law, indemnify any Person with whom the Trust has dealings, including without limitation any investment advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; (i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust; and (j) set record dates in the manner provided for herein or in the By-Laws.

3.11 Delegation; Committees. Subject only to any limitations required by federal law including the 1940 Act, the Trustees may delegate any and all powers and authority hereunder as they consider desirable to any officer of the Trust, to any committee of the Trustees, any committee composed of Trustees and other persons and any committee composed only of persons other than Trustees and to any agent, independent contractor or employee of the Trust or to any custodian, administrator, transfer or shareholder servicing agent, investment manager, investment advisor or sub-advisor, Principal Underwriter or other service provider, provided that such delegation of power or authority by the Trustees shall not cause any Trustee to cease to be a Trustee of the Trust or cause such person, officer, agent, employee, custodian, transfer or shareholder servicing agent, manager, Principal Underwriter or other service provider to whom any power or authority has been delegated to be a Trustee of the Trust. The reference in this Declaration to the right of the Trustees to, or circumstances under which they may, delegate any power or authority, or the reference in this Declaration to the authorized agents of the Trustees or any other Person to whom any power or authority has been or may be delegated pursuant to any specific provision of this Declaration, shall not limit the authority of the Trustees to delegate any other power or authority under this Declaration to any Person, subject only to any limitations under federal law including the 1940 Act. Subject only to any limitations required by federal law including the 1940 Act, any committee (including any committee of Trustees) may be comprised of one or more persons.

3.12 Further Powers. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

ARTICLE IV

Limitations of Liability and Indemnification

4.1 No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 4.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

4.2 Mandatory Indemnification. (a) The Trust shall indemnify the Trustees and officers of the Trust (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth above in this Section 4.2 by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence (negligence in the case of indemnitees that are Affiliated Persons of the Trust), or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (1) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of those Trustees who are neither Interested Persons of the Trust nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (ii) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion conclude that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c) The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that he is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (1) the indemnitee shall provide adequate security for his undertaking, (2) the Trust shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d) The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Declaration, the By-Laws, any statute, agreement, vote of Shareholders or Trustees who are not Interested Persons or any other right to which he or she may be lawfully entitled.

(e) Notwithstanding the foregoing, subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent provided by law, provided that such indemnification or advancement has been approved by a majority of the Trustees.

4.3 No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust made or issued by the Trustees or by any officers, employees or agents of the Trust in their capacity as such, may recite that the same is executed or made by them not individually, but as Trustees or officers, employees or agents of the Trust, and that the obligations of the Trust under any such instrument are not binding upon any of the Trustees, Shareholders, officers, employees or agents of the Trust individually, but bind only the Trust, and may contain any further recital that they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on or to individually bind the Trustees, Shareholders, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

4.4 Reliance on Experts, etc. The Trustees may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice; provided the Trustees shall be under no liability for failing to follow such advice. A Trustee shall be fully protected in relying in good faith upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust, or by any other Person as to matters the Trustee believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid. The appointment, designation or identification of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses.

ARTICLE V

Shares of Beneficial Interest

5.1 Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of transferable shares, and each share shall have no par value per share or such other amount as the Trustees may establish. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

5.2 Classes and Series. The Trustees shall have the authority, without the approval of the holders of any Shares of the Trust, to classify and reclassify issued and unissued Shares into one or more classes and one or more series of any or all of such classes, each of which classes and series thereof shall have such designations, powers, preferences, voting, conversion and other rights, limitations, qualifications and terms and conditions as the Trustees shall determine from time to time with respect to each such class or series; provided, however, that no reclassification of any issued and outstanding Shares and no modifications of any of the designations, powers, preferences, voting, conversion or other rights, limitations, qualifications and terms and conditions of any issued and outstanding Shares may be made by the Trustees without the affirmative vote of the holders of Shares specified in Section 7.3(a) to the extent required thereby. The initial class of Shares of the Trust is hereby designated as “Common Shares,” subject to redesignation as aforesaid. To the extent expressly determined by the Trustees as aforesaid, all consideration received by the Trust for the issue or sale of Shares of a class, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such class subject only to the rights of the creditors, and all liabilities allocable to such class shall be charged thereto.

5.3 Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares of any class or any series of any such class to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or combine the Shares of any class or any series of any such class into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and repurchases of Shares may be made in whole Shares and/or l/l,000ths of a Share or multiples thereof as the Trustees may determine.

5.4 Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, as provided in the last sentence of Section 3.7, suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Section 5.4, in Section 7.4 or as specified by the Trustees in the designation or redesignation of any class or series thereof of the Shares).

5.5 Statutory Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a statutory trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

5.6 Register of Shares. A register shall be kept at the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class and each series of each class. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class and series and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

5.7 Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agent and registrars shall perform the duties usually performed by transfer agents and registrars of stock in a corporation, as modified by the Trustees.

5.8 Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

5.9 Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications to any Shareholder shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust and may be sent together with any such notice or other communication to another Shareholder at the same address.

5.10 Net Asset Value. The value of the assets of the Trust, the amount of liabilities of the Trust and the net asset value of each outstanding Common Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees. The power and duty to make net asset value determinations and calculations may be delegated by the Trustees.

5.11 Distributions to Shareholders.

(a) The Trustees shall from time to time distribute among the Shares such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper or as may otherwise be determined in the instrument setting forth the terms of such Shares such class or series of Shares, which need not be ratable with respect to distributions in respect of Shares of any other class or series thereof of the Trust. Such distributions may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or any combination thereof.

(b) Distributions may be made to the Shareholders of record entitled to such distribution at the time such distribution is declared or at such later date as shall be determined by the Trust prior to the date of payment.

(c) The Trustees may always retain from any source such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business of the Trust.

ARTICLE VI

Shareholders

6.1 Meetings of Shareholders. The Trust may, but shall not be required to, hold annual meetings of the holders of any class or series of Shares. Any meeting of Shareholders shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate.

6.2 Voting. Shareholders shall have no power to vote on any matter except matters on which a vote of Shares is required by applicable law, this Declaration or resolution of the Trustees. Any matter required to be submitted for approval of any of the Shares and affecting one or more classes or series shall require approval by the required vote of Shares of the affected class or classes and series voting together as a single class and, if such matter affects one or more classes or series thereof differently from one or more other classes or series thereof or from one or more series of the same class, approval by the required vote of Shares of such other class or classes or series or series voting as a separate class shall be required in order to be approved with respect to such other class or classes or series or series; provided, however, that except to the extent required by the 1940 Act, there shall be no separate class votes on the election or removal of Trustees or the selection of auditors for the Trust. Shareholders of a particular class or series thereof shall not be entitled to vote on any matter that affects the rights or interests of only one or more other classes or series of such other class or classes or only one or more other series of the same class. There shall be no cumulative voting in the election or removal of Trustees.

6.3 Notice of Meeting, Shareholder Proposals and Record Date. Notice of all meetings of Shareholders, stating the time, place (which shall include a meeting held solely by means of remote communications) and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder of record entitled to vote thereat at its registered address, mailed at least 10 days before the meeting, given as otherwise provided herein or in the By-laws, or otherwise in compliance with applicable law. Except with respect to an annual meeting, at which any business required by the 1940 Act may be conducted, only the business stated in the notice of the meeting shall be considered at such meeting. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than 120 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.

6.4 Quorum and Required Vote.

(a) The holders of thirty-three and one-third (33 1/3) percent of the outstanding Shares of the Trust on the record date present in person or by proxy shall constitute a quorum at any meeting of the Shareholders for purposes of conducting business on which a vote of all Shareholders of the Trust is being taken. The holders of thirty-three and one-third (33 1/3) percent of the outstanding Shares of a class or classes on the record date present in person or by proxy shall constitute a quorum at any meeting of the Shareholders of such class or classes for purposes of conducting business on which a vote of Shareholders of such class or classes is being taken. The holders of thirty-three and one-third (33 1/3) percent of the outstanding Shares of a series or series on the record date present in person or by proxy shall constitute a quorum at any meeting of the Shareholders of such series or series for purposes of conducting business on which a vote of Shareholders of such series or series is being taken. Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present. Abstentions and broker non-votes will be treated as votes present at a Shareholders’ meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote “against” on proposals requiring any percentage of the outstanding voting securities of the Trust for approval.

Any meeting of Shareholders may be adjourned one or more times from time to time by the chairman of the meeting to another time for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval, and as to one or more proposals regardless of whether action has been taken on other matters. Any adjourned meeting may be held as adjourned one or more times to a date not later than 130 days after the record date. Notice of adjournment of a Shareholders’ meeting to another time or place need not be given, if such time and place (which shall include a meeting held solely by means of remote communications) are announced at the meeting. Prior to the date upon which any meeting of Shareholders is to be held, Trustees, the Chairman, if any, the President or the Secretary may postpone such meeting one or more times for any reason to a date not later than 130 days after the record date by giving notice to each Shareholder entitled to vote at the meeting so postponed of the place (which shall include a meeting held solely by means of remote communications), date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting.

No new record date need be fixed for any meeting that is postponed and/or adjourned as provided in this Section. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the Secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the Chairman, if any, the President or the Secretary may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

(b) Subject to any provision of applicable law, this Declaration or resolution of the Trustees specifying or requiring a greater or lesser vote requirement for the transaction of any matter of business at any meeting of Shareholders, when a quorum is present (i) the affirmative vote of a plurality of the votes cast for the election of any Trustee or Trustees shall be the act of such Shareholders with respect to the election of such Trustee or Trustees, (ii) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on any other matter shall be the act of the Shareholders with respect to such matter, and (iii) where a separate vote of one or more classes or series is required on any matter, the affirmative vote of a majority of the Shares of such class or classes or series or series present in person or represented by proxy and entitled to vote on such matter shall be the act of the Shareholders of such class or classes or series or series with respect to such matter.

6.5 Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and each fractional Share shall be entitled to a vote equal to its fraction of a full Share. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be given by or on behalf of a Shareholder of record on the record date for a meeting shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The Trustees shall have the authority to make and modify from time to time regulations regarding the validity of proxies. In addition to signed proxies, such regulations may authorize facsimile, telephonic, Internet and other methods of appointing a proxy that are subject to such supervision by or under the direction of the Trustees as the Trustees shall determine.

6.6 Reports. The Trustees shall cause to be prepared and sent to Shareholders at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Shares are listed a report of operations containing financial statements of the Trust prepared in conformity with generally accepted accounting principles and applicable law.

6.7 Shareholder Action by Written Consent. Any action which may be taken by Shareholders by vote may be taken without a meeting if the holders of all of the Shares entitled to vote thereon consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE VII

Duration: Termination of Trust; Amendment; Mergers, Etc.

7.1 Duration. Subject to termination in accordance with the provisions of Section 7.2 hereof, the Trust created hereby shall have perpetual existence.

7.2 Termination.

(a) The Trust may be dissolved, after two thirds of the Trustees have approved a resolution therefor, upon approval by Shares having at least 75% of the votes of all of the Shares outstanding on the record date for such meeting. However, if the aforementioned Trustees’ resolution has been approved by at least 80% of the Trustees, approval by only a majority of all of the Shares outstanding on the record date for such meeting will be required. For purposes of this paragraph, Shares will be voted as a single class except as otherwise required by the 1940 Act or this Declaration. Upon the dissolution of the Trust:

(i) The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, merger where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, merger in which the Trust is not the survivor, transfer or other disposition of all or substantially all the Trust Property of the Trust shall require approval of the principal terms of the transaction and the nature and amount of the consideration with the same vote as required for dissolution pursuant to paragraph (a) above.

(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(b) After the winding up and termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

7.3 Amendment Procedure.

(a) Other than Sections 2.2, 2.3, 3.8, 6.1, 6.8, 7.2, 7.3, 7.4, 7.5 and 7.6 and other than as set forth in the last sentence of this Section 7.3(a), this Declaration may be amended, after a majority of the Trustees have approved a resolution therefor, by the affirmative vote of the holders of not less than a majority of the affected Shares outstanding on the record date and present and voting on such amendment. Sections 2.2, 2.3, 3.8, 6.1, 7.2, 7.3, 7.4, 7.5 and 7.6 may be amended, after a majority of the Trustees have approved a resolution therefor by the affirmative vote of the holders of not less than 75% of the affected Shares outstanding on the record date. The Trustees also may amend this Declaration without any vote of Shareholders for any of the purposes set forth in Section 6.2, to change the name of the Trust or any class or series, to make any change that does not adversely affect the relative rights or preferences of any class or series of Shares or to conform this Declaration to the requirements of the 1940 Act or any other applicable law, but the Trustees shall not be liable for failing to do so.

(b) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

(c) An amendment duly adopted by the requisite vote of the Board of Trustees and, if required, Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, Shareholders as aforesaid, or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust or at such other time designated by the Board.

Notwithstanding any other provision hereof, until such time as Shares are issued and outstanding, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

7.4 Merger, Consolidation and Sale of Assets. Subject to Section 7.6, the Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or the property, including its good will, upon such terms and conditions and for such consideration when and as authorized by two-thirds of the Trustees and approved by the affirmative vote of the holders of not less than 75% of the affected Shares outstanding on the record date for the meeting of Shareholders to approve such transaction, and any such merger, consolidation, sale, lease or exchange shall be determined for all purposes to have been accomplished under and pursuant to the statutes of the State of Delaware.

7.5 Redemption; Conversion. No holder of Shares of any class or series, other than in accordance with the provisions of Section 23(c) (excluding Rule 23c-3 thereunder) of the 1940 Act and other than to the extent expressly determined by the Trustees with respect to Shares qualifying as preferred stock pursuant to Section 18(a) of the 1940 Act, shall have any right to require the Trust or any person controlled by the Trust to purchase any of such holder’s Shares. The Trust may be converted at any time from a “closed-end investment company” to an “open-end investment company” as those terms are defined by the 1940 Act or a company obligated to repurchase shares under Rule 23c-3 of the 1940 Act (an “interval company”), upon the approval of such a proposal, together with the necessary amendments to this Declaration to permit such a conversion, by a majority of the Trustees then in office, by the holders of not less than 75% of the Trust’s outstanding Shares entitled to vote thereon and by such vote or votes of the holders of any class or classes or series of Shares as may be required by the 1940 Act. However, if the aforementioned Trustees’ approval has been obtained from at least 80% of the Trustees, approval by only a majority of all of the Shares outstanding on the record date for such meeting will be required. For purposes of this paragraph, Shares will be voted as a single class except as otherwise required by the 1940 Act or this Declaration. From time to time, the Trustees may consider recommending to the Shareholders a proposal to convert the Trust from a “closed-end company” to an “open-end company” or “interval company.” Upon the recommendation and subsequent adoption of such a proposal and the necessary amendments to this Declaration to permit such a conversion of the Trust’s outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end investment company.”

7.6 Certain Transactions.

(a) Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph (c) of this Section shall require the affirmative vote or consent of the holders of eighty percent (80%) of the Shares of each class outstanding and entitled to vote, voting as a class, when a Principal Shareholder (as defined in paragraph (b) of this Section) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

(b) The term “Principal Shareholder” shall mean any Person which is the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding Shares and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of such Person. For the purposes of this Section, in addition to the Shares which a Person beneficially owns directly, (a) any Person shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Trust) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other Person with which its “affiliate” or “associate” (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on the date of initial adoption of this Declaration, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

(c) This Section shall apply to the following transactions:

(i) The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

(ii) The issuance of any securities of the Trust to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan or pursuant to any offering in which such Principal Shareholder acquires securities that represent no greater a percentage of any class or series of securities being offered than the percentage of any class of Shares beneficially owned by such Principal Shareholder immediately prior to such offering or, in the case of securities, offered in respect of another class or series, the percentage of such other class or series beneficially owned by such Principal Shareholder immediately prior to such offering).

(iii) The sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.)

(iv) The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

(v) The purchase by the Trust or any Person controlled by the Trust of any Common Shares of the Trust from such Principal Shareholder or any person to whom such Principal Shareholder shall have transferred such Common Shares.

(d) The provisions of this Section shall not be applicable to (i) any of the transactions described in paragraph (c) of this Section if two- thirds of the Board of Trustees of the Trust shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction prior to the time such Person shall have become a Principal Shareholder, or (ii) any such transaction with any corporation of which a majority of the outstanding shares of all classes of a stock normally entitled to vote in elections of directors is owned of record or beneficially by the Trust and its subsidiaries and of which such Person is not a Principal Shareholder.

(e) The Board of Trustees shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Trust whether (i) a Person beneficially owns five percent (5%) or more of the outstanding Shares, (ii) a Person is an “affiliate” or “associate” (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.

ARTICLE VIII

Miscellaneous

8.1 References; Headings; Counterparts. In this Declaration and in any such restatements and/or amendments, references to this instrument, and all expressions of similar effect to “herein,” “hereof” and “hereunder,” shall be deemed to refer to this instrument as amended or affected by any such restatements an/or amendments. Heading are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. The terms “include,” “includes” and “including” and any comparable terms shall be deemed to mean “including, without limitation.” Any references herein to specific sections of the Delaware Statutory Trust Act, the Code or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof.

8.2 Filing. This Declaration and any amendment (including any supplement) hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

8.3 Resident Agent. The Trust shall maintain a resident agent in the State of Delaware, which agent shall initially be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State.

8.4 Governing Law. This Declaration is executed by a majority of the Trustees and delivered in the State of Delaware and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State and reference shall be specifically made to the business corporation law of the State of Delaware as to the construction of matters not specifically covered herein or as to which an ambiguity exists, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers.

8.5 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

8.6 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any By Laws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

8.7 Provisions in Conflict with Law or Regulation.

(a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration to the extent of such conflict; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

IN WITNESS WHEREOF, the undersigned have caused this Declaration to be executed as of the day and year first above written.

/s/ Rick A. Pederson
Name:	/s/ Rick A. Pederson
Title:	Trustee

/s/ Ernest J. Scalberg
Name:	Ernest J. Scalberg
Title:	Trustee

/s/ Jerry G. Rutledge
Name:	Jerry G. Rutledge
Title:	Trustee

/s/ Jeremy Held
Name:	Jeremy Held
Title:	Trustee